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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2007



                               CAMBREX CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          DELAWARE                       1-10638                 22-2476135
----------------------------    ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                       Identification No.)


            ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY 07073
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (201) 804-3000


Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                               CAMBREX CORPORATION
                                    FORM 8-K
                                 CURRENT REPORT
                                  JULY 27, 2007

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On July 27, 2007 Cambrex Corporation and its subsidiaries CasChem, Inc., Nepera, Inc., Nepcam, Inc., Zeeland Chemicals, Inc. and Cambrex Ltd. (collectively, "Cambrex" or the "Company") entered into a Settlement Agreement and Release (the "Settlement Agreement") and a related Environmental Escrow Agreement (the "Escrow Agreement") with Rutherford Chemicals LLC, Vertellus Specialties Holdings UK Ltd. (formerly Rutherford Chemicals UK Ltd.), Vertellus Specialties UK Ltd. (formerly Seal Sands Chemicals Ltd.), and Vertellus Specialties Holdings Corp. (formerly Rutherford Chemicals Holdings Corp.) (collectively, "Rutherford") settling litigation which had been commenced in April 2006 by Rutherford as purchaser of the Rutherford Chemicals businesses (the "Litigation"). As previously disclosed, the Litigation arose under the Asset Purchase Agreement between Cambrex and Rutherford signed in November 2003 (the "Purchase Agreement"), pursuant to which Cambrex sold five chemical facilities (the "Rutherford Facilities") to Rutherford. The Purchase Agreement previously was filed as an Exhibit to the Company's Current Report on Form 8-K dated November 10, 2003 and incorporated by reference in subsequent filings with the SEC. In the Litigation, Rutherford claimed that the Company (i) breached various representations, warranties and covenants related to structures, buildings and equipment at each of the purchased facilities and, in addition, was responsible for a related third party claim; and (ii) was obligated to conduct certain environmental remediation at four of the five Rutherford Facilities. The Company denied the allegations, filed counterclaims and has been vigorously defending the matter.

Under the Settlement Agreement, the parties agreed to make the following payments:

         Within 30 days from the date of the Settlement Agreement, (i) Cambrex agreed to pay Rutherford the sum of $635,939 in reimbursement for past remediation expenses at the Rutherford facilities; and (ii) Rutherford agreed to pay Cambrex (pound)399,702 (approximately $813,000) for reimbursement of certain tax refunds received from United Kingdom taxing authorities.

         Rutherford agreed to pay to an account (the "Escrow Account") created under the Escrow Agreement the sum of $3,149,185 plus interest subsequent to September 30, 2007, representing the amount owed on a Subordinated Promissory Note issued as consideration under the Purchase Agreement. The sum of $3,149,185 is to be paid in full no later than February 28, 2007 ("Final Note Payment").

         Cambrex agreed to pay to the Escrow Account approximately $4,400,000 within 30 days after Rutherford's Final Note Payment.
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         The Company's second quarter 2007 results will include an approximate
         $4.4 million charge to discontinued operations related to this matter.

         The Escrow Account can be used only for costs arising from the remediation of environmental contamination at the Rutherford Facilities. The Company has the right to object to any use of the funds in the Escrow Account for non-remediation purposes, pursuant to an accelerated dispute resolution process involving the parties' appointment of a Special Master.

         Under the Settlement Agreement, the parties waive and extinguish all rights under the Purchase Agreement to seek damages or any other remedy for any other obligation contained in the Purchase Agreement as they relate to environmental liabilities, including damages related to pre-Closing ownership or operation of the Rutherford Facilities, compliance with environmental laws, and all remediation at the Rutherford Facilities, except for certain matters which the Company specifically retained -- namely (i) the off-site treatment, storage and disposal of hazardous materials occurring before the November 10, 2003 Closing of the Purchase Agreement, (ii) liability arising from the pre-Closing sales of products, (iii) the completion of on-going remediation at the Nepera facility under a Record of Decision ("ROD"), and (iv) completion of on-going remediation at the Bayonne facility under the New Jersey Industrial Site Recovery Act ("ISRA"). Rutherford, however, retains its contractual obligation not to engage in any conduct that materially increases the Company's costs of completing the remediation under the ROD at the Nepera facility and the ISRA process at the Bayonne facility. The obligations specifically retained by the Company are consistent with its remediation obligations under the Purchase Agreement.

         Further, under the Settlement Agreement, Rutherford and the Company release each other from all claims and counterclaims asserted in the Litigation, with the exception of the Company's claim that Rutherford's activities have increased the Company's remediation costs at the Nepera facility, which claim Cambrex will dismiss without prejudice to its right to reassert the claim in the future. Rutherford and the Company also waive all rights and obligations under the Purchase Agreement related to any claims for additional payments under the Purchase Agreement, including Cambrex's claims for the return of tax refunds, the payment of the Subordinated Note, and any payments under the earn-out provision.

         Under the Settlement Agreement, the Company indemnifies and holds harmless Rutherford for damages related to the obligations the Company specifically retained. Rutherford indemnifies and holds harmless the Company for certain liabilities, including without limitation those arising from the presence of Hazardous Materials at any of the Rutherford Facilities, except for the matters specifically retained by the Company.

         The foregoing description is a summary and is qualified in its entirety by the Settlement Agreement, which shall be filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the period ending June 30, 2007.
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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                            CAMBREX CORPORATION


Date: July 27, 2007                         By: /s/ PETER E. THAUER
      -----------------------------             -----------------------------
                                                Name:  Peter E. Thauer
                                                Title: Senior Vice President,
                                                       General Counsel and
                                                       Corporate Secretary